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                                                         EXHIBIT 11.1


                     Baxter International Inc. and Subsidiaries
           Exhibit 11.1 - Computation of Primary Earnings per Common Share

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(Unaudited - in millions, except per share data)      Three months ended     Six months ended
                                                                 June 30,            June 30,
                                                      1996          1995        1996     1995
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Earnings
 Income from continuing operations applicable
  to common stock                                     $142        $114          $280     $212
 Income from discontinued operations                    34          51            54       98
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 Net income available for common stock                $176        $165          $334     $310
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Shares
 Weighted average number of common
      shares outstanding                               272         278           272      280
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Primary Earnings Per Common Share
 Income from continuing operations                   $0.52       $0.41         $1.03    $0.76
 Income from discontinued operations                  0.13        0.18          0.20     0.35
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 Net income                                          $0.65       $0.59         $1.23    $1.11
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